EXHIBIT 10

                                  FOLEY & LARDNER
                                  ATTORNEYS AT LAW

    CHICAGO                     POST OFFICE BOX 3391               SACRAMENTO
    JACKSONVILLE             TAMPA, FLORIDA  33601-3391             SAN DIEGO
    LOS ANGELES             100 NORTH TAMPA, SUITE 2700         SAN FRANCISCO
    MADISON                  TAMPA, FLORIDA  33602-5804           TALLAHASSEE
    MILWAUKEE                 TELEPHONE (813) 229-2300                  TAMPA
    ORLANDO                   FACSIMILE (813) 221-4210       WASHINGTON, D.C.
                                                            WEST PALM BEACH

                                  June 26, 1997


   The Primary Income Funds, Inc.
   700 North Water Street
   Milwaukee, Wisconsin  53202

   Ladies and Gentlemen:

          We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of 108,784 shares of The Primary Income Fund, Inc. Class C Common Stock, $.0001 par value (such Class C Common Stock being hereinafter referred to as the "Stock"), in the manner set forth in the Amended Registration Statement (and the Prospectus included therein) to which reference is made. In this connection, we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and By-Laws, as amended to date; (c) corporate proceedings relevant to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable except insofar as statutory liability may be imposed under Section 180.0622(2)(b) of the Wisconsin Statutes.

          We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.


                                        Very truly yours,



                                        FOLEY & LARDNER